UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2025

Stone Point Credit Income Fund

(Exact Name of Registrant as Specified in its Charter)

delaware	814-01783	99-6894706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Horseneck Lane

Greenwich, Connecticut 06830

(Address of Principal Executive Offices, Zip Code)

(203) 862-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2025, SPCIF Funding I LLC, a Delaware limited liability company (the “SPV”) and a wholly owned subsidiary of Stone Point Credit Income Fund, a Delaware statutory trust (the “Company”), entered into a senior secured credit facility (the “Credit Facility”) with JPMorgan Chase Bank, National Association (“JPM”). JPM serves as administrative agent, The Bank of New York Mellon Trust Company, National Association, serves as collateral agent, securities intermediary and collateral administrator, and Stone Point Credit Income Adviser LLC, a Delaware limited liability company, serves as portfolio manager under the Credit Facility. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Facility.

The initial committed amount of the Credit Facility at closing is $250 million (“Effective Date Financing Commitment”), and after July 22, 2025 (“Scheduled Financing Commitment Increase Date”), subject to the satisfaction of applicable conditions, will increase in an amount equal to $250 million (“Scheduled Financing Commitment) for a total committed amount of $500 million. The Credit Facility has an additional discretionary accordion feature, subject to JPM’s consent and the satisfaction of applicable conditions, which could increase total commitments under the Credit Facility to up to $1 billion. All amounts outstanding under the Credit Facility must be repaid by January 22, 2030.

Advances under the Credit Facility bear interest at a per annum rate equal to: (a) in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Reference Rate and (b) in the case of Advances denominated in USD, the Term SOFR Rate plus, in each case, the Applicable Margin for Advances set forth on Schedule 1 of the Credit Facility (“Transaction Schedule”). For any day on which the aggregate principal amount of the outstanding Advances is less than the applicable Minimum Funding Amount, then the SPV shall owe the Lenders interest on the amount of such difference at a per annum rate equal to the Applicable Margin set forth on the Transaction Schedule minus the per annum rate payable in respect of unused commitment fees.

The SPV paid and will pay, as applicable, an unused commitment fee (a) with respect to the Effective Date Financing Commitment (as defined herein) of (i) initially, to but excluding April 22, 2025, 0.35% per annum, (ii) from April 22, 2025 to, but excluding October 22, 2025, 0.50% per annum, and (iii) from October 22, 2025 and thereafter, 0.60% per annum, on the average daily unused facility amount of each lender with respect to each tranche during the period from and including the date of the Credit Facility to but excluding the last day of January 22, 2029; and (b) with respect to the Scheduled Financing Commitment, (i) until the day that is three (3) months after the Scheduled Financing Commitment Increase Date, 0.35% per annum, (ii) for the period from the date described in the foregoing clause (i) to, but excluding, the date that is nine (9) months after such Scheduled Financing Commitment Increase Date, 0.50% per annum and (iii) thereafter, 0.60% per annum.

The SPV’s obligations to the lenders under the Credit Facility are secured by, inter alia, (a) all of the SPV’s portfolio investments, and accounts for receiving payments in respect of the SPV’s portfolio investments, (b) the uncalled capital commitments of the SPV’s sole member, the Company, and related capital call rights and accounts of the SPV, and (c) the SPV’s right, title and interest in the Company Collateral. The “Company Collateral” consists of (a) the uncalled capital commitments of the Company’s investors and related capital call rights and accounts of the Company, and (b) the Company’s right, title and interest in the Feeder Collateral. The “Feeder Collateral” consists of (a) the uncalled capital commitments of the Feeder Fund’s (as defined below) investors, the related capital call rights and accounts of Stone Point Credit Income Feeder Fund, L.P., a Cayman Islands exempted limited partnership (the “Feeder Fund”), and (b) the related capital call rights of the Feeder Fund’s general partner, Stone Point Credit Corporation Feeder GP, L.P., a Cayman Islands exempted limited partnership. The obligations of the SPV under the Credit Facility are non-recourse to the Company, and the Company’s exposure under the Credit Facility is limited to the Company’s uncalled capital commitments to the SPV and the Company Collateral.

In connection with the Credit Facility, the SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Credit Facility contains customary events of default for similar financing transactions, including if a change of control of the SPV occurs. Upon the occurrence and during the continuation of an event of default, JPM may declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable.

The occurrence of an event of default (as described above) or a Market Value Event (as defined in the Credit Facility) triggers a requirement that the SPV obtain the consent of JPM prior to entering into any sale or disposition with respect to portfolio assets, and the occurrence of a Market Value Event triggers the right of JPM to direct the SPV to enter into sales or dispositions with respect to any portfolio assets, in each case in JPM’s sole discretion.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Facility, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Loan and Security Agreement, dated as of January 22, 2025, among SPCIF Funding I LLC, as borrower; Stone Point Credit Income Adviser LLC, as portfolio manager; The Bank of New York Mellon Trust Company, National Association, as collateral agent, securities intermediary, and collateral administrator; and JPMorgan Chase Bank, National Association, as administrative agent and lender.

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stone Point Credit Income Fund

Dated: January 23, 2025	By:	/s/ Gene Basov
	Name:	Gene Basov
	Title:	Chief Financial Officer